Exhibit 99.1

CBS OUTDOOR ANNOUNCES QUARTERLY DIVIDEND

NEW YORK, April 28, 2014 – CBS Outdoor Americas Inc. (NYSE: CBSO) announced today that its Board of Directors has approved a quarterly dividend on the Company's stock of $0.37 per share. The dividend is payable on June 30, 2014, to stockholders of record on June 9, 2014.

About CBS Outdoor Americas Inc.
CBS Outdoor Americas Inc. (NYSE: CBSO) is one of the largest lessors of advertising space on out-of-home advertising structures and sites across the U.S., Canada and Latin America. Our portfolio primarily consists of billboard displays, which are predominantly located in densely populated major metropolitan areas and along high-traffic expressways and major commuting routes. In addition, we have a number of exclusive multi-year contracts that allow us to operate advertising displays in municipal transit systems where our customers are able to reach millions of commuters on a daily basis. We have displays in all of the 25 largest markets in the U.S. and over 180 markets in the U.S., Canada and Latin America, including in some of the most heavily trafficked locations, such as the Bay Bridge in San Francisco, Sunset Boulevard in Los Angeles and Grand Central Station and Times Square in New York City.

Contact:
Investors:
Gregory Lundberg
(212) 297-6441
greg.lundberg@cbsoutdoor.com
Media:
Dana McClintock
(212) 975-1077
dlmcclintock@cbs.com

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